UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 French Road
Utica, New York	13502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 797-8375

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 10, 2014, CONMED Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s headquarters, located at 525 French Road, Utica, New York. The holders of record of the 27,344,609 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) outstanding on the record date of July 22, 2014 were entitled to vote on all matters which came before the Annual Meeting. Holders of 24,348,354 shares of Common Stock were present at the Annual Meeting, in person or by proxy, representing more than a majority of the shares entitled to vote at the Annual Meeting and constituting a quorum.

The final voting results as certified by the independent inspector of election, IVS Associates, Inc. (“IVS”), for each of the proposals submitted to a vote of security holders at the Annual Meeting are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on Schedule 14A on August 8, 2014 and mailed to the Company’s shareholders on or about August 11, 2014.

Proposal	1. Election of Directors.

Shareholders voted on the election of eight directors, which constitutes the entire Board of Directors (the “Board”) of the Company, to hold office until the Company’s next Annual Meeting of Shareholders and until their successors have been elected and qualified. The Company nominated the following eight director nominees for election to the Board: Brian Concannon, Charles M. Farkas, Jo Ann Golden, Curt R. Hartman, Dirk M. Kuyper, Jerome J. Lande, Stephen M. Mandia and Mark E. Tryniski. In addition, Voce Catalyst Partners LP, Voce Capital LLC, Voce Capital Management LLC and J. Daniel Plants (collectively, “Voce”), a shareholder of the Company, duly nominated the following three director nominees in opposition to the Company’s director nominees: James W. Green, Joshua H. Levine and J. Daniel Plants.

Based on the final voting results reported by IVS, each of the Company’s eight director nominees were elected as directors of the Company by a plurality of the votes cast at the Annual Meeting (which votes also represented a majority of the shares outstanding on the record date). The voting results for Proposal 1, as reported by IVS, are summarized in the table below. In addition, there were 347,479 broker non-votes for Proposal 1.

Director Nominee	Votes For	Votes Withheld

Brian Concannon	23,905,340	95,535

Charles M. Farkas	23,914,300	86,575

Jo Ann Golden	14,602,387	363,755

Curt R. Hartman	23,769,158	231,717

Dirk M. Kuyper	23,914,945	85,930

Jerome J. Lande	14,932,613	33,529

Stephen M. Mandia	14,601,922	364,220

Mark E. Tryniski	23,575,990	424,885

James W. Green (Voce nominee)	9,012,307	22,426

Joshua H. Levine (Voce nominee)	8,823,127	211,606

J. Daniel Plants (Voce nominee)	1,802,582	7,232,151

Proposal	2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2014.

Based on the final voting results reported by IVS, the Company’s shareholders approved the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2014. The proposal received the affirmative vote of a majority of the votes cast at the Annual Meeting. The following table summarizes the voting results for Proposal 2, as reported by IVS:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,014,274	312,348	21,732	0

Proposal	3. Advisory Vote on Named Executive Officer Compensation.

Based on the final voting results reported by IVS, the Company’s shareholders approved, on an advisory basis, the executive compensation of the Company’s named executive officers as such information is disclosed in the Company’s Proxy Statement. The proposal received the affirmative vote of a majority of the votes cast at the Annual Meeting. The following table summarizes the voting results for Proposal 3, as reported by IVS:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,485,915	2,265,475	249,485	347,479

Item 8.01	Other Events.

On September 10, 2014, the Company announced the preliminary voting results on the matters voted upon at the Annual Meeting discussed under Item 5.07 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 10, 2014, issued by CONMED Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED CORPORATION (Registrant)

By:	/s/ Daniel S. Jonas
Name:	Daniel S. Jonas, Esq.
Title:	Executive Vice President – Legal Affairs & General Counsel

Date: September 12, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 10, 2014, issued by CONMED Corporation.